Exhibit 107.1
CALCULATION OF FILING FEE TABLE

FORM S-8
(Form Type)

HEALTHCARE SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered Securities

Security type	Title of securities to be registered(1)	Fee calculation rule	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Fee rate	Amount of registration fee (3)
Equity	Common Stock, $0.01 par value per share: Reserved for future issuance under the Amended and Restated 2020 Omnibus Incentive Plan	Rule 457(c) & Rule 457(h)	2,500,000 shares	$12.43	$31,075,000	0.00011020	$3,424.47
	Total offering amounts				$31,075,000		$3,424.47
	Total fee offsets						$0.00
	Net fee due						$3,424.47

1.As described in the Explanatory Note in this registration statement, the number of shares of common stock, par value $0.01 per share ("Common Stock") registered hereby consists of 2,500,000 shares being registered for the first time pursuant to the Healthcare Services Group, Inc. ("the Company") Amended and Restated 2020 Omnibus Incentive Plan (the "Amended Plan"). Such shares are subject to reissuance under the Amended Plan in the event the awards are subsequently forfeited, terminated, lapsed, or satisfied thereunder in cash or property other than shares.
2.Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Amended Plan. Pursuant to Rule 416(a), there are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of the Amended Plan.
3.With respect to the shares available for issuance under the Amended Plan, pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the offering price per share, solely for the purpose of determining the registration fee, is equal to the average of the high and low prices of the Company’s Common Stock reported on the Nasdaq Global Select Market on July 27, 2023 of $12.43 per share.